                                                                     EXHIBIT 2.2

                                VOTING AGREEMENT

       VOTING AGREEMENT (this "Agreement"), dated as of January 30, 2003, among Shaw Environmental & Infrastructure, Inc., a Louisiana corporation ("Parent"), Envirogen, Inc., a Delaware corporation (the "Company"), and the undersigned shareholders of the Company (the "Shareholders").

       WHEREAS, concurrently with the execution of this Agreement, the Company, Parent and Tonic Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger (as it may be hereafter amended from time to time, the "Merger Agreement"), which provides that Merger Sub shall merge (the "Merger") with and into the Company pursuant to the terms and conditions of the Merger Agreement and sets forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger and the other transactions contemplated therein (the "Merger Transactions"); and

       WHEREAS, the Shareholders are the record holders of shares of Common Stock, par value $0.01 per share ("Company Common Stock"), of the Company; and

       WHEREAS, in order to induce the Company, Parent and Merger Sub to enter into the Merger Agreement, the Shareholders wish to agree (i) to vote the shares of Company Common Stock and any other shares of capital stock of the Company held by them so as to facilitate the consummation of the Merger Transactions,
(ii) except as provided in this Agreement, not to transfer or otherwise dispose of any of the shares of Company Common Stock or any other shares of capital stock held by them, or any other shares of capital stock of the Company acquired by them hereafter and prior to the Effective Time (as defined in the Merger Agreement), and (iii) to deliver to Parent a proxy (which shall be irrevocable during the term of this Agreement to the fullest extent permissible under Delaware law) to vote the shares of Company Common Stock and any other shares of capital stock held by them, and any other shares of capital stock of the Company acquired by them hereafter and prior to the Effective Time.

       NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

       1. Representations of Shareholders. Each of the Shareholders represents and warrants to the Company, Parent and Merger Sub that (a) such Shareholder lawfully owns beneficially (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) and of record the number of outstanding shares of Company Common Stock set forth opposite such Shareholder's name on Exhibit A (such Shareholder's "Shares") free and clear of all liens, claims, charges, security interests or other encumbrances and, except for this Agreement and the Merger Agreement, there are no options (other than options described in the Disclosure Memorandum (as defined in the Merger Agreement) or annexes thereto), warrants or other rights, agreements, arrangements or commitments of any character to which such

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Shareholder is a party relating to the pledge, disposition or voting of any shares of capital stock of the Company and there are no voting trusts or voting agreements with respect to such Shares, (b) such Shareholder does not beneficially own any shares of Company Common Stock or any other shares of capital stock of the Company other than such Shares and, except for such Shares or as described in the Disclosure Memorandum, does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable for or convertible into shares of capital stock of the Company, (c) such Shareholder has full power and authority to enter into, execute and deliver this Agreement and to perform fully such Shareholder's obligations hereunder, and (d) this Agreement has been duly executed and delivered by such Shareholder, constitutes the legal, valid and binding obligation of such Shareholder, and is enforceable against such Shareholder in accordance with its terms.

       2. Agreement to Vote Shares. Each of the Shareholders agrees that during the term of this Agreement it will vote such Shareholder's Shares and any New Shares (as defined in Section 6 hereof), and will cause any holder of record of such Shares or New Shares to vote such Shareholder's Shares and New Shares:
(a) in favor of adoption of the Merger Agreement and in favor of consummation of the Merger Transactions at every meeting of the shareholders of the Company at which such matters are considered and at every adjournment thereof and in connection with any written consent of the shareholders of the Company, (b) against any action or agreement that would compete with, impede, interfere with or attempt to discourage the Merger Transactions, or inhibit the timely consummation of the Merger Transactions, (c) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement and (d) against any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiaries that could compete with, impede, interfere with or attempt to discourage the Merger Transactions or inhibit the timely consummation of the Merger Transactions. Each Shareholder agrees to deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be irrevocable during the term of this Agreement to the fullest extent permitted under Delaware law.

       3. No Voting Trusts. Each of the Shareholders agrees that they will not, nor will they permit any entity under their control to, deposit any of their Shares or any New Shares held by them in a voting trust or subject any of their Shares or any New Shares held by them to any arrangement with respect to the voting of such Shares or New Shares that could result in a shareholder's vote or action by consent of the shareholders of the Company in opposition to or in competition with the consummation of the Merger Transactions.

       4. No Proxy Solicitations. Each of the Shareholders agrees that such Shareholder will not, nor will such Shareholder permit any entity under such Shareholder's control to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the 1934 Act) in opposition to or competition with the consummation of the Merger Transactions or otherwise encourage or assist any party in taking or planning any action which would compete with, impede, interfere with or attempt to discourage the Merger Transactions or inhibit the timely consummation of the Merger Transactions, (b) directly or indirectly encourage, initiate or cooperate in a shareholders' vote or action by consent of Parent's shareholders in opposition to or in competition with the consummation of the Merger

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Transactions, or (c) become a member of a "group" (as such term is used in
Section 13(d) of the 1934 Act) with respect to any voting securities of Parent for the purpose of opposing or competing with the consummation of the Merger Transactions.

       5. Transfer and Encumbrance. On or after the date hereof and during the term of this Agreement, each of the Shareholders agrees not to transfer, sell, offer, exchange, pledge or otherwise dispose of or encumber any of such Shareholder's Shares or New Shares, except for a sale thereof to Parent or Merger Sub or tenders of such Shares into a tender offer by Parent or Merger Sub for Company Common Stock, unless the transferee agrees in written form satisfactory to Parent to be bound by the terms of this Agreement.

       6. Additional Purchases. Each of the Shareholders agrees that such Shareholder will not purchase or otherwise acquire beneficial ownership of any shares of Company Common Stock or any other capital stock of the Company after the execution of this Agreement ("New Shares"), nor will any Shareholder voluntarily acquire the right to vote or share in the voting of any shares of Company Common Stock or any other capital stock of the Company other than the Shares, unless such Shareholder agrees to deliver to Parent immediately after such purchase or acquisition an irrevocable proxy in the form attached hereto as Exhibit B with respect to such shares. Each of the Shareholders also severally agrees that any New Shares acquired or purchased by such Shareholder shall be subject to the terms of this Agreement to the same extent as if they constituted Shares.

       7. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

       8. Entire Agreement. This Agreement-supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

       9. Notice. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be deemed given if in writing and delivered personally or sent by registered or certified mail (return receipt requested) or overnight courier (providing proof of delivery), postage prepaid, or by facsimile (which is confirmed):

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       If to Parent or Merger Sub:

             Shaw Environmental & Infrastructure, Inc.
             4171 Essen Lane
             Baton Rouge, Louisiana 70809
             Attention: President
             Fax: (225) 987-7248

       with a copy to:

             Teanna W. Neskora, Esq.
             Gordon, Arata, McCollam, Duplantis & Eagan, LLP
             1400 One American Place
             Baton Rouge, Louisiana 70825
             Fax: (225) 336-9763

             and

             James M. Redwine, Esq.
             Shaw Environmental & Infrastructure, Inc.
             2790 Mosside Blvd.
             Monroeville, PA 15146
             Fax: (412) 858-3997

       If to the Company:

             Envirogen, Inc.
             4100 Quakerbridge Rd.
             Lawrenceville, NJ 08648
             Attention: Robert S. Hillas, President
             Fax: (609) 275-9208

       with a copy to:

             Morgan R. Jones, Esq.
             Drinker Biddle & Reath LLP
             One Logan Square
             18th and Cherry Streets
             Philadelphia, PA 19103-6996
             Fax: (215) 988-2757

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            If to the Shareholders:

       At their respective addresses set forth on Exhibit A hereto or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

       10.  Miscellaneous.

            (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Delaware applicable to agreements executed in and solely to be performed within such state.

            (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

            (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

            (d) This Agreement shall terminate automatically upon the termination of the Merger Agreement or upon the Effective Time of the Merger. This Agreement shall not otherwise be terminable.

            (e) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

            (f) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

            (g) The obligations of the Shareholders set forth in this Agreement shall not be effective or binding upon any Shareholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                      ENVIROGEN, INC.


                                      By:   /s/ Robert S. Hillas
                                             -----------------------------------
                                            Robert S. Hillas
                                            President and CEO


                                      WARBURG, PINCUS VENTURES, L.P.
                                      (Shareholder)

                                      By:    /s/ Timothy J. Curt
                                             -----------------------------------
                                      Name:  Partner, Warburg Pincus & Co.
                                             -----------------------------------
                                      Title: General Partner
                                             -----------------------------------


                                      INDIVIDUAL SHAREHOLDERS:

                                      Signature:  /s/ Richard S. Schowenderdt
                                                  ------------------------------
                                      Print Name: Richard S. Schowengerdt

                                      Signature:  /s/ Robert S. Hillas
                                                  ------------------------------
                                      Print Name: Robert S. Hillas

                                      Signature:  /s/ Robert F. Johnston
                                                  ------------------------------
                                      Print Name: Robert F. Johnston

                                      Signature:  /s/ William R. Cook
                                                  ------------------------------
                                      Print Name: William R. Cook

                                      Signature:  /s/ Robert W. Dunlap
                                                  ------------------------------
                                      Print Name: Robert W. Dunlap

                                      Signature:  /s/ David N. Enegess
                                                  ------------------------------
                                      Print Name: David N. Enegess

                                      Signature:  /s/ Peter J. Neff
                                                  ------------------------------
                                      Print Name: Peter J. Neff

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                                      SHAW ENVIRONMENTAL &
                                      INFRASTRUCTURE, INC.

                                      By:    /s/ Daniel J. Shapiro
                                             ------------------------------
                                      Name:  Daniel J. Shapiro
                                             ------------------------------
                                      Title: Executive Vice President
                                             ------------------------------

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                                    EXHIBIT A

Name and Address
of Shareholder                                        Number of Shares
--------------                                        ----------------

Warburg, Pincus Ventures, L.P.                           1,015,873
466 Lexington Avenue
New York, NY 10017-3147

Richard W. Schowengerdt                                    174,604
2794 Hwy #93 South
Salmon, ID 83467

Robert S. Hillas                                           134,122
148 Lambert Drive
Princeton, NJ 08540

Robert F. Johnston                                          61,708
48 Elm Ridge Road
Pennington, NJ 08534

William R. Cook                                             10,000
5859 Hickory Hollow Lane
Lahaska, PA 18931

Robert W. Dunlap                                             9,800
94 Crest Road
Wellesley, MA 02482

David N. Enegess                                             2,817
41 Bryan Drive
Richboro, PA 18954

Peter J. Neff                                                  584
47 Dogwood Lane
Skillman, NJ 08558

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                                    EXHIBIT B

                                  FORM OF PROXY

       The undersigned, for consideration received, hereby appoints Timothy A. Barfield, Jr. and Daniel J. Shapiro and each of them my proxies, with power of substitution and resubstitution, to vote all shares of Common Stock, par value $0.01 per share, of Envirogen, Inc., a Delaware corporation (the "Company"), owned by the undersigned at the Special Meeting of Shareholders of the Company to be held on March 19, 2003 commencing at 10:00 a.m. at the Company's offices located at 4100 Quakerbridge Road, Lawrenceville, NJ 08648 and at any adjournment thereof IN FAVOR OF adoption of the Agreement and Plan of Merger, dated as of January 30, 2003 (the "Merger Agreement"), among the Company, Shaw Environmental & Infrastructure, Inc. ("Parent") and Tonic Acquisition Corporation, IN FAVOR OF consummation of the Merger Transactions, and AGAINST any action or agreement that would compete with, impede, interfere with or attempt to discourage the Merger Transactions or inhibit the timely consummation of the Merger Transactions or any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or any merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company or its subsidiary. This proxy is coupled with an interest, revokes all prior proxies granted by the undersigned and is irrevocable until such time as the Voting Agreement, dated as of January 30, 2003 among certain shareholders of the Company, including the undersigned, Parent, and the Company, terminates in accordance with its terms.

       Dated as of: January 30, 2003


                                          ______________________________________
                                          (Shareholder)